UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2005

McKesson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13252	943207296
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		94104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-983-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, we described an agreement we reached to settle the previously-reported action in the Northern District of California captioned "In re McKesson HBOC,Inc. Securities Litigation" (N.D. Cal. No. C-99-20743 RMW). By order entered September 28, 2005, the Honorable Ronald M. Whyte granted preliminary approval of the settlement and established a schedule for further proceedings, including a hearing date of January 27, 2006 on final approval of the settlement.

On September 9, 2005, Judge Whyte granted final approval to the previously-reported agreement to settle all claims brought under the Employee Retirement Income Security Act ("ERISA") on behalf of a class of former participants in the HBO & Company Profit Sharing and Savings Plan in "In re McKesson HBOC, Inc. ERISA Litigation" (N.D. Cal. No. C-00-20030 RMW) (the "ERISA Action").

Also on September 9, 2005, Judge Whyte granted in part and denied in part the Company's previously-reported motion to dismiss that portion of the ERISA Action that has not been settled. Judge Whyte dismissed with prejudice all claims brought on behalf of the putative class of participants in the McKesson Profit-Sharing Investment Plan (the "Plan")against the alleged fiduciaries of the Plan, including the Company, except the Court did not dismiss that portion of plaintiffs' claim against the Company alleging that it breached its fiduciary duties under ERISA to the Plan participants by contributing Company stock, as opposed to cash, to the Plan in the Company's annual contribution to the Plan for the Plan fiscal year ended March 31, 1999. The Company has not yet answered the plaintiffs' complaint.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

September 29, 2005	By:	Ivan D. Meyerson

Name: Ivan D. Meyerson
Title: Executive Vice President, General Counsel and Secretary